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                                                                    Exhibit 99.2

                          [FORM OF FRONT OF PROXY CARD]


                               ENDOREX CORPORATION

                       2001 ANNUAL MEETING OF STOCKHOLDERS

The 2001 annual meeting of stockholders, or the Meeting, of Endorex Corporation, or Endorex, will be held at _______________, telephone number (847) 945-3400, on _________ __, 2001, at ________ (central standard time). Please see your proxy statement for instructions should you wish to attend the meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                       OF
                               ENDOREX CORPORATION

The undersigned hereby appoints Michael S. Rosen, the Chief Executive Officer of Endorex, and Steve Koulogeorge, the Assistant Treasurer of Endorex, or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of common stock and preferred stock of Endorex that the undersigned is entitled to vote at the annual meeting of stockholders to be held at [_____] a.m., central standard time, on _______ __, 2001 at [_______________________], located at [___________________________], or any adjournment or postponement thereof.

The board of directors recommends you vote "FOR" the nominees listed on the reverse side of this proxy card for the board of directors and "FOR" each of the proposals set forth below.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED
  STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE
       BOARD OF DIRECTORS AND FOR EACH OF THE PROPOSALS SET FORTH BELOW.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          [FORM OF BACK OF PROXY CARD]

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

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                       2001 ANNUAL MEETING OF STOCKHOLDERS
                               ENDOREX CORPORATION

                               __________ __, 2001

Please mark your votes as indicated in this example in dark permanent ink: |X|

1. To issue shares of Endorex common stock, par value $0.001 per share, and the issuance of options and warrants to acquire shares of Endorex common stock pursuant to the Agreement and Plan of Merger and Reorganization dated as of July 31, 2001 by and among Endorex Corporation, Corporate Technology Development, Inc. ("CTD") and Roadrunner Acquisition, Inc., a wholly owned subsidiary of Endorex, under which CTD will become a wholly owned subsidiary of Endorex.

     / / FOR                  / / AGAINST              / / ABSTAIN

2. To amend Endorex's Amended and Restated Certificate of Incorporation changing Endorex's name to DOR BioPharma, Inc.

     / / FOR                  / / AGAINST              / / ABSTAIN


3. To elect six directors to serve until the next annual meeting of the stockholders of Endorex or until their successors are duly elected and qualified.

    / / FOR EACH NOMINEE      / / WITHHOLD AUTHORITY FOR EACH NOMINEE

     Nominees:  Michael S. Rosen

                Richard Dunning

                Steve H. Kanzer

                Paul D. Rubin

                Kenneth Tempero

                Steven Thornton

     / / FOR, except vote withheld from the following nominee(s):


     ------------------------------------------------------------

4. To amend Endorex's Amended and Restated 1995 Omnibus Incentive Plan, or the 1995 plan, to (i) increase the number of shares of Endorex common stock reserved for issuance by an additional 2,165,664 shares, (ii) implement a maximum annual limit of 500,000 shares of common stock by which the share reserve may increase annually over the term of the 1995 Plan under the automatic share increase provision and (iii) modify the automatic option grant program to (a) increase the initial option grants to newly-elected board members to 50,000 shares vesting immediately and (b) provide for annual option grants for continuing board members to 10,000 shares vesting over one year.

     / / FOR                  / / AGAINST              / / ABSTAIN

5. To approve February 21, 2001 option grants to the non-employee members of the Endorex board of directors.

     / / FOR                  / / AGAINST              / / ABSTAIN

6. To ratify the appointment of Ernst & Young LLP as Endorex's independent auditors for the fiscal year ending December 31, 2001.

     / / FOR                  / / AGAINST              / / ABSTAIN

7. To approve in their discretion such other matters as may properly come before the meeting

     / / FOR                  / / AGAINST              / / ABSTAIN


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

PRINT NAME(S)


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SIGNATURE(S)                                      DATE


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Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by authorized person.